UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2013

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2013, Cornerstone Therapeutics Inc. (the "Company") executed an amendment (the "Amendment") to the Amended and Restated Development and Manufacturing Agreement between EKR Therapeutics, Inc., the Company’s wholly owned subsidiary, and Baxter Healthcare Corporation ("Baxter") dated November 6, 2009 (the "Original Agreement"). The effective date of the Amendment is February 27, 2013. Pursuant to the terms of the Original Agreement, as amended (collectively, the "Agreement"), Baxter manufactures all the Company’s CARDENE RTU bags.

The Amendment extends the term of the Agreement to December 31, 2019, unless earlier terminated. Pursuant to the Amendment, the Agreement is no longer subject to automatic renewal after the initial term. The Amendment also amends the annual purchase obligations, penalties, and supply price of CARDENE RTU bags, including by providing for the annual purchase obligations and supply prices during the remaining term of the Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

March 14, 2013	By:	/s/ Andrew K.W. Powell

Name: Andrew K.W. Powell
Title: Executive Vice President, General Counsel and Secretary